SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 15, 2004

MODEM MEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21935		06-1464807
(Commission File Number)		(IRS Employer Identification No.)

230 East Avenue Norwalk, CT		06855
(Address of Principal Executive Offices)		(Zip Code)
(203) 299-7000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

     Modem Media, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger dated as of July 15, 2004 among Digitas Inc., a Delaware corporation (“Buyer”), Digitas Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer (the “Merger Sub”), and the Company (the “Merger Agreement”), providing for the merger of the Company with and into Merger Sub (the “Merger”), with the Company continuing as the surviving corporation.

     Pursuant to the Merger, each share of common stock of the Company issued and immediately outstanding before the Effective Time (as defined below) will be converted at the effective time of the Merger (the “Effective Time”) into the right to receive 0.70 shares of Buyer common stock (plus cash in lieu of fractional shares).

      The Merger is subject to customary conditions to closing, including (i) approval of the holders of the Company’s common stock, (ii) approval of the holders of Buyer’s common stock, (iii) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (iv) the accuracy of representations and warranties and the absence of any material adverse effect with respect to each party’s business (in each case, subject to certain exceptions) and (v) the delivery of a customary opinion from counsel to the Company that the Merger will qualify as tax-free reorganization for federal income tax purposes. Closing is expected to occur during the fourth quarter of 2004.

     The Company has agreed to pay Buyer a fee of $7.9 million if (i) its board of directors changes its recommendation of the Merger or recommends an acquisition proposal from a third party before the consummation of the transaction, (ii) if the stockholders of the Company fail to approve the merger after a third party acquisition proposal is publicly announced and a transaction is thereafter consummated within 12 months of the termination of the Merger Agreement or (iii) if a tender offer or exchange offer relating to the Company’s common stock has been commenced by a third party and the Company’s board of directors does not recommend that its stockholders reject such offer.

     Buyer has agreed to pay the Company a fee of $7.9 million if its board of directors fails to recommend approval of the issuance of Buyer common stock in the Merger by its stockholders or if the stockholders of Buyer fail to approve the merger after a third party proposal to acquire Buyer that is conditioned upon Buyer’s stockholders not approving the issuance of Buyer common stock in the Merger is publicly announced and a transaction is thereafter consummated within 12 months of the termination of the Merger Agreement.

     On July 15, 2004, the Company and Buyer issued a press release announcing the execution of the Merger Agreement, which is filed as Exhibit 99.1 hereto.

     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger dated as of July 15, 2004 among Digitas Inc., Digitas Acquisition Corp. and Modem Media, Inc.
99.1	Joint Press Release issued by Digitas Inc. and Modem Media, Inc. on July 15, 2004
99.2	Press Release issued by Modem Media, Inc. on July 15, 2004

     Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9. Regulation FD Disclosure.

     On July 15, 2004, the Company issued a press release reporting its results of operations for the second quarter of 2004 and guidance for the second half of 2004, which is filed as Exhibit 99.2 hereto.

     The information in this Item 9 of this Current Report on Form 8-K and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 12. Results of Operations and Financial Conditions.

     On July 15, 2004, the Company issued a press release reporting its results of operations for the second quarter, which is filed as Exhibit 99.2 hereto.

     The information in this Item 12 of this Current Report on Form 8-K and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODEM MEDIA, INC.

Date:	July 15, 2004	By:	/s/ Sloane Levy

			Name:	Sloane Levy
			Title:	Senior Vice President, General Counsel, Human Resources and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of July 15, 2004 among Digitas Inc., Digitas Acquisition Corp. and Modem Media, Inc.
99.1	Joint Press Release issued by Digitas Inc. and Modem Media, Inc. on July 15, 2004
99.2	Press Release issued by Modem Media, Inc. on July 15, 2004